Exhibit 99.4

Board of Directors

Applied Biosystems Inc.

301 Merritt 7

Norwalk, Connecticut 06851-1070

Members of the Board:

We hereby consent to (i) the inclusion of our opinion letter, dated June 11, 2008, to the Board of Directors of Applera Corporation (“Applera”) as Annex E to the joint proxy statement/prospectus of Invitrogen Corporation (“Invitrogen”) and Applied Biosystems Inc. (“ABI”) relating to the proposed merger involving Invitrogen and ABI (the “Proxy Statement/Prospectus”), which Proxy Statement/Prospectus is a part of the Registration Statement on Form S-4 of Invitrogen, and (ii) the references to such opinion in the Proxy Statement/Prospectus under the captions “SUMMARY — Opinions of Financial Advisors — ABI” and “THE MERGER — Opinions of ABI’s Financial Advisors — Opinion of Greenhill.” In giving such consent, we do not admit and hereby disclaim that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

GREENHILL & CO., LLC

By:	/s/ Jodi Ganz
Jodi Ganz General Counsel

Date: August 4, 2008